UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
HENRY SCHEIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HENRY SCHEIN, INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

SUPPLEMENT TO PROXY STATEMENT

     This proxy statement supplement supplements our proxy statement filed with the Securities and Exchange Commission on April 16, 2009 relating to the Annual Meeting of Stockholders of Henry Schein, Inc. (the “Company”), to be held at 9:00 a.m., on Thursday, May 28, 2009 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747. The purpose of this supplement is to provide additional biographical information regarding a current director of the Company and a nominee for re-election at the Annual Meeting. Except as described in this supplement, the information provided in the proxy statement continues to apply. To the extent that information in this supplement differs from or updates information contained in the proxy statement, the information in this supplement is more current.
     In addition to serving on the Board of Directors of the companies listed in his biographical information in the proxy statement, Philip A. Laskawy currently serves on the Board of Directors of Lazard Ltd.
Dated: May 1, 2009